SECOND AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC
SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into as of February 10, 2026, by and between Carlyle Secured Lending, Inc. (f/k/a TCG BDC, Inc.) and Credit Partners USA LLC (collectively, the “Members”), as the members of Middle Market Credit Fund, LLC, a Delaware limited liability company (the “Company”).

RECITALS:

WHEREAS, the Members entered into that certain Sixth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 18, 2025, as amended by that certain amendment dated as of August 20, 2025 (as so amended, the “Agreement”), to set forth their understanding with respect to their relationship and the operation of the Company.

    WHEREAS, the Members desire to amend certain sections of the Agreement in accordance with the applicable provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions hereinafter set forth, the Members covenant and agree as follows:

1.Amendments.

(a)Section 4.1(a). Section 4.1(a) of the Agreement is hereby amended by replacing “193,000,000” with “130,500,000.”

(b)Exhibit A. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

(c)Exhibit D. Exhibit D to the Agreement is hereby amended by (i) replacing all references of “$174,999,000” with “$249,999,000,” (ii) replacing all references to “One Hundred Seventy-Four Million Nine Hundred Ninety-Nine Thousand Dollars” with “Two Hundred Forty-Nine Million Nine Hundred Ninety-Nine Thousand Dollars” and (iii) deleting the footnote that states “Effective upon both (1) the closing of that certain financing facility with PNC Financial Services Group, Inc. and (2) the distribution of not less than $18,000,000 to each Member.”

(d)Exhibit H. Exhibit H to the Agreement is hereby amended by (i) replacing “$175 million” with “$250 million” and (ii) deleting the footnote that states “Effective upon both (1) the closing of that certain financing facility with PNC Financial Services Group, Inc. and (2) the distribution of not less than $18,000,000 to each Member.”

2.Definitions. To the extent not defined in this Amendment, the capitalized terms used in this Amendment shall be defined as set forth in the Agreement.

3.No Further Modification. Except as expressly modified herein, each Member covenants and agrees to hereafter execute, acknowledge (as appropriate) and deliver such further assurances as may be reasonably requested by the other party hereto in furtherance of this Amendment or to carry out the intent hereof.

4.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of each Member.

5.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or electronic transmission.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered as of the date first written above.

Carlyle Secured Lending, Inc.
By:
Name:
Title:

Credit Partners USA LLC
By:
Name:
Title:

[Signature Page to Second Amendment to Middle Market Credit Fund, LLC
Sixth Amended and Restated Limited Liability Company Agreement]

Exhibit A

List of Members as of February 10, 2026

Member	Initial Capital Contribution	Subsequent Contributions Through the Date Hereof	Unfunded Capital Commitment	Capital Commitment
Carlyle Secured Lending, Inc.	$1,000	$130,500,000	$119,499,000	$250,000,000
Credit Partners USA LLC	$1,000	$130,500,000	$119,499,000	$250,000,000